Exhibit 107

Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
National Storage Affiliates Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	457(o) and 457(r)	10,610,126(1)	$35.32	$374,749,650.32	0.00014760	$55,313.05	N/A	N/A	N/A	N/A
Fees to be Paid	Equity	6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	457(o) and 457(r)	1,212,340(2)	$21.49	$26,053,186.60	0.00014760	$3,845.45	N/A	N/A	N/A	N/A
Fees to be Paid	Equity	6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	457(o) and 457(r)	5,668,128(3)	$25.00	$141,703,200.00	0.00014760	$20,915.39	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$542,506,036.92		$80,073.89
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$52,326.53
	Net Fee Due							$27,747.36

(1)	Represents common shares of beneficial interest, par value $0.01 per share ("Common Shares"), that have been or may be issued by the registrant to the selling shareholders upon the exercise by such selling shareholders of redemption rights associated with Class A common units of limited partner interest ("OP units") in the registrant's operating partnership that were previously issued to such selling shareholders.
(2)	Represents 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series A Preferred Shares") that have been or may be issued by the registrant to the selling shareholders upon the exercise by such selling shareholders of redemption rights associated with the 6.000% Series A-1 Cumulative Redeemable Preferred Units ("preferred units") in the registrant's operating partnership, that were previously issued to such selling shareholders.
(3)	Represents 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series B Preferred Shares") that have been issued by the registrant to the selling shareholders.
(4)	Based upon (i) the average of the high and low prices of the Common Shares on April 19, 2024 and the Series A Preferred Shares on April 16, 2024 reported on the New York Stock Exchange pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") and (ii) the proposed maximum aggregate offering price of the Series B Preferred Shares as issued to the selling shareholders on March 16, 2023 pursuant to Rule 457(o) under the Securities Act.
(5)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registration statement on Form S-3 with the Securities and Exchange Commission on March 7, 2024 (File No. 333- 277750) (the "Registration Statement") was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	May 26, 2021		$7,005.33(1)	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	1,460,317(1)	$64,210,138.49(1)
Fee Offset Sources					May 26, 2021						$7,005.33
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	May 26, 2021		$823.98(1)	Equity	6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	284,464(1)	$7,552,519.20(1)
Fee Offset Sources					May 26, 2021						$823.98
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	April 14, 2022		$3,445.42(2)	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	584,578(2)	$37,167,469.24(2)
Fee Offset Sources					April 14, 2022						$3,445.42
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	April 14, 2022		$997.64(2)	Equity	6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	427,744(2)	$10,762,039.04(2)
Fee Offset Sources					April 14, 2022						$997.64
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	May 30, 2023		$24,355.18(3)	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	6,055,038(3)	$221,008,887.00(3)
Fee Offset Sources					May 30, 2023						$24,355.18
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	May 30, 2023		$83.29(3)	Equity	6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	33,441(3)	$755,766.60(3)
Fee Offset Sources					May 30, 2023						$83.29
Fee Offset Claims	National Storage Affiliates Trust	424(b)7	333-253663	September 14, 2023		$15,615.69(4)	Equity	6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	5,668,128(4)	$141,703,200.00(4)
Fee Offset Sources					September 14, 2023						$15,615.69

(1)	On May 26, 2021, in connection with the filing of a prospectus supplement (Registration No. 333-253663) (the “May 2021 Prospectus Supplement”), the registrant previously paid a total filing fee of $18,153.60 for the registration of 3,605,124 Common Shares and 296,680 Series A Preferred Shares offered thereby. The May 2021 Prospectus Supplement has expired and all offerings thereunder have been completed or terminated. Common Shares and Series A Preferred Shares having an aggregate offering price of $71,762,657.69 were not sold under the May 2021 Prospectus Supplement. As a result, the registrant had $7,829.31 (based on a filing fee rate of 0.0001091) in unused filing fees associated with the May 2021 Prospectus Supplement to be applied to this prospectus supplement’s filing fee from the fee offset source.
(2)	On April 14, 2022, in connection with the filing of a prospectus supplement (Registration No. 333-253663) (the “April 2022 Prospectus Supplement”), the registrant previously paid a total filing fee of $5,108.02 for the registration of 697,399 Common Shares and 427,744 Series A Preferred Shares offered thereby. The April 2022 Prospectus Supplement has expired and all offerings thereunder have been completed or terminated. Common Shares and Series A Preferred Shares having an aggregate offering price of $47,929,508.28 were not sold under the April 2022 Prospectus Supplement. As a result, the registrant had $4,443.07 (based on a filing fee rate of 0.0000927) in unused filing fees associated with the April 2022 Prospectus Supplement to be applied to this prospectus supplement’s filing fee from the fee offset source.

(3)	On May 30, 2023, in connection with the filing of a prospectus supplement (Registration No. 333-253663) (the “May 2023 Prospectus Supplement”), the registrant previously paid a total filing fee of $31,597.79 for the registration of 7,834,945 Common Shares and 33,441 Series A Preferred Shares offered thereby. The May 2023 Prospectus Supplement has expired and all offerings thereunder have been completed or terminated. Common Shares and Series A Preferred Shares having an aggregate offering price of $221,764,653.60 were not sold under the May 2023 Prospectus Supplement. As a result, the registrant had $24,438.46 (based on a filing fee rate of 0.0001102) in unused filing fees associated with the May 2023 Prospectus Supplement to be applied to this prospectus supplement’s filing fee from the fee offset source.
(4)	On September 14, 2023, in connection with the filing of a prospectus supplement (Registration No. 333-253663) (the “September 2023 Prospectus Supplement”), the registrant previously paid a total filing fee of $15,615.69 for the registration of 5,668,128 Series B Preferred Shares offered thereby. The September 2023 Prospectus Supplement has expired and all offerings thereunder have been completed or terminated. Series B Preferred Shares having an aggregate offering price of $141,703,200.00 were not sold under the September 2023 Prospectus Supplement. As a result, the registrant had $15,615.69 (based on a filing fee rate of 0.0001102) in unused filing fees associated with the September 2023 Prospectus Supplement to be applied to this prospectus supplement’s filing fee from the fee offset source.